January 23, 2002




CANDlE'S INC.
400 Columbus Avenue
Valhalla, NY 10595-1335

                        NOTIFICATION FACTORING AGREEMENT


Ladies and Gentlemen:

     We are pleased to confirm the terms and conditions that shall govern our full recourse funds in use accounting factoring arrangement with advances (the "Agreement").

     1. SALE OF ACCOUNTS

     1. You hereby sell, assign and transfer to us, and we hereby purchase as absolute owner, all of your accounts created by or arising from the sale of goods or rendition of services by you (referred to herein collectively as the "Accounts", individually as an `Account"). This includes, without limitation, all sales made and services rendered under any of your trade names or styles or through any of your divisions. Anything contained herein to the contrary notwithstanding, for purposes of paragraphs 4, 5 and 6 hereof, the term "Accounts" shall not include accounts arising from sales to any subsidiary, parent or affiliated company of yours.

     2. RISK OF NON-PAYMENT

     2. Under no circumstances are we to be deemed to have assumed any risk of non-payment with respect to any Accounts, it being understood that all Accounts shall be at your exclusive risk and with recourse back to you if payment is not made on any Account for any reason whatsoever.

     3. INVOICING

     3. Each of your invoices shall bear a notice (in form and content approved by us) that the Account represented thereby has been sold, assigned and transferred to us, and is owned by and payable only to us. All invoices shall be mailed by you to your customers at your expense. You shall provide us with copies of all invoices, and with such confirmation of the transfer of Accounts to us and such proof of order, shipment or delivery as we may require. Your printed name or rubber stamp signature on invoices and confirmatory assignment schedules shall have the same legal effect as a manual signature by one of your authorized officers or agents. Should you for any reason defer shipment of goods which you have sold and invoiced to a customer (such sales are also known as bill and hold sales) you shall: so advise us promptly, submit all relevant details to us, and comply with such conditions as we deem necessary as a prerequisite to our handling the Accounts arising therefrom on our books.

     4. REPRESENTATIONS AND WARRANTIES

     4.1 You hereby represent and warrant that: each Account is based upon an actual and bona fide sale and delivery of goods or rendition of services to customers, made by you in the ordinary course of your business; the goods and inventory being sold and the Accounts created are your exclusive property and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than in our favor; at the time of purchase by us of the Account, your customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, claim, offset, defense, deduction, recoupment, counterclaim or contra account (any of the foregoing being referred to herein as a "Customer Claim") unless you have notified us pursuant to paragraph 8; all amounts are due in United States Dollars; all original invoices bear notice of the assignment and transfer to us; any taxes or fees relating to your Accounts or goods are solely your responsibility; and none of the Accounts factored with us hereunder represent sales to any subsidiary, parent or affiliated company of yours.

     4.2 You further represent and warrant that: your legal name is exactly as set forth on the signature page of this Agreement, you are a duly organized and validly existing business organization incorporated or registered in the state of New York, and are qualified to do business in all states where required; the most recent financial statements provided by you to us accurately reflect your financial condition as of that date and there has been no material adverse change in your financial condition since the date of those financial statements. You agree to furnish us with such information concerning your business affairs and financial condition as we may reasonably request from time to time. You will furnish to us as soon as possible, but not later than one hundred twenty (120) days after the close of each of your fiscal years, your and your consolidated subsidiaries financial statements as of the end of such year, on a consolidated basis, audited by a firm of independent, certified public accountants, which as of the date of this Agreement is BDO Seidman, LLP and which is acceptable to us of such date, or such other firm as may be mutually acceptable to us, and consolidating statements certified by one of your financial officers. In addition, you shall deliver to us promptly upon their becoming available, a copy of (A) all consultants' reports, investment bankers' reports, accountants' management letters, business plans and similar documents, (b) all reports, financial statements or other information delivered to your shareholders and/or filed with the SEC or any other governmental authority, (C) all reports, proxy statements, financial statements and other information generally distributed by you to your creditors or the financial community in general; and (D) any audit or other reports submitted to you by independent accountants in connection with any annual, interim or special audit.

     4.3 You agree that you will promptly notify us of any change in your: name, state of incorporation or registration, location of your chief executive office, place(s) of business, and legal or business structure. Further, you agree that you will promptly notify us of any change in control of the ownership of your business organization, and of significant law suits or proceedings against you.

     4.4 You further represent and warrant that (a) the trademark and/or tradename "Candies" together with all related intellectual property is owned by you and (b) the trademark and/or tradename "Bongo" together with all related intellectual property is owned by your wholly owned subsidiary, Michael Caruso & Co., Inc, in each case free and clear of all liens and/or security interest. You agree that said trademarks and/or tradenames shall not be sold or transferred without our prior written consent.

     5. PURCHASE OF ACCOUNTS

     5. We shall purchase the Accounts for the gross amount of the respective invoices, less factoring fees or commissions relating thereto, trade and cash discounts allowable to your customers and credits and allowances (the "Purchase Price of Accounts"). Our purchase of the Accounts shall be reflected on the Statements of Account which we shall render to you, and such statements shall also reflect all credits and discounts made available to your customers (whether or not taken) and anticipation earned by your customers. A more detailed description of these and all other accounting procedures used hereunder is contained in the Guide.

     6. ADVANCES

     6. At your request, and in our sole discretion, we may advance funds to you and Bright Star Footwear, Inc. ("Bright Star"), under its separate Factoring Agreement with us, in an aggregate amount of up to the lesser of (A) $20,000,000 or (B) the sum of: (i) up to eighty-five percent (85%) prior to the collection of the Accounts, (ii) subject to your execution and delivery of an inventory security agreement supplement in form and substance satisfactory to us, in amounts of up to sixty percent (60%) of the value of your Eligible Inventory (as defined in the Inventory Security Agreement) calculated on the basis of the lower of cost or market, with cost calculated on a first in-first out basis,
(iii) subject to your execution and delivery of a letter of credit security agreement supplement in form and substance satisfactory to us, we will, in our sole discretion, assist you in establishing or opening letters of credit for your account or guarantee the payment or performance of such letters of credit up to an aggregate face amount not exceeding $3,000,000 at any one time outstanding for you and Bright Star and (iv) we may make available to you and Bright Star, in our sole discretion, an overadvance accommodation of up to $5,000,000.00 in the aggregate outstanding at any onetime. (For purposes hereof, "overadvances" shall mean advances in excess of the percentage limitations set forth above.). In addition, we will establish a discretionary line for you and Bright Star of up to $250,000.00 in the aggregate outstanding at any one time for Ledger Debt (as defined in section 11). This line will be available to you provided that (a) this Agreement is in full force and effect, (b) no Event of Default hereunder is then outstanding and (c) there is no material deterioration in your credit worthiness in our reasonable opinion. At your request, we may in our sole discretion, make advances to you prior to the collection of Accounts, subject to our right to hold any reserves we deem necessary as security for the payment and performance of any and all of your Obligations, as defined herein. All amounts owing to us by you, including, without limitation, any advances which may be made to you prior to shipment and any debit balance in your Client Position Account (as defined below), shall be payable to us on demand. We may send to you at any time any credit balance in your Funds-In-Use Account (as defined below), without prior notice to you.


     7. PAYMENT OF ACCOUNTS

     7. Checks and other proceeds received by us in payment of Accounts will be promptly applied to your account with us after crediting your customer's account; however, we shall debit your account monthly with the cost of two (2) additional business days on all such amounts. The foregoing shall be computed at the rate charged by us on debit balances, as set forth in paragraph 13.1 hereof. No checks, drafts or other instruments received by us shall constitute final payment of an Account unless and until such instruments have actually been collected.

     8. CUSTOMER CLAIMS AND CHARGEBACKS

     8. You shall notify us promptly of any matter affecting the value, enforceability or collectability of any Account and of all Customer Claims, returns and rejections. You shall issue credit memoranda promptly upon accepting returns or granting allowances, (and upon our request, send duplicates and/or confirm the assignment of such credit memoranda to us). We may at any time debit or charge back to your account the amount of: any Account which is not paid in full when due for any reason and any Account with respect to which we determine that there has been a breach of any representation or warranty hereunder. Any deduction taken by a customer shall be charged back to your account immediately, and we may at any time debit or charge back to your account the amount of: (i) payments we receive on Accounts which we are required thereafter to turnover or return; (ii) any and all expenses and attorneys' fees incurred by us in collecting or attempting to collect any Account charged back to you or any Obligation hereunder; and (iii) any expenses incurred by us as a result of remittances made by customers on Accounts that are not finally paid, for whatever reason. Further, we shall be entitled to charge you a reasonable fee for each Account which we may place with a collection agency or attorney for collection, which fee shall be charged to your account in addition to any fees or expenses of such collection agency or attorney. We may bring suit or otherwise enforce collection, in your name or ours, and generally shall have all other rights respecting said Accounts, including, without limitation, the right to: accelerate or extend the time of payment, modify the terms of payment, settle, compromise, release in whole or in part any amounts owing, and issue credits in your name or ours. To the extent applicable, you hereby waive any and all claims and defenses based on suretyship. We may endorse or sign your name or ours on any checks or other instruments or documents with respect to Accounts or the goods covered thereby.


     9. STATEMENTS OF ACCOUNT

     9. After the end of each month, within ten (10) business days on the end of each month, we shall send to you one or more reports showing the accounting for sales, charges, advances and other transactions between us during that month (herein the "Reports"). The Reports sent to you each month will include, among other things, a Statement of Account which will reflect transactions in three accounts: an accounts receivable account (the "Accounts Receivable Account"), a client position account (the "Client Position Account') and a funds-in-use account (the "Funds-In-Use Account"). All financial transactions between us will be reflected on these monthly Reports. The monthly Reports shall be deemed correct and binding upon you and shall constitute an account stated between us, unless we receive a written statement of your exceptions within thirty (30) days after the date the same are received by you.

     10. GRANT OF SECURITY INTEREST

     10.1 In addition to the sale of Accounts hereunder, and without the necessity of any further formality, writing or evidence, you hereby transfer and assign to us and grant us a security interest in all of your right, title and interest in and to all of your now existing and future (herein collectively the "Collateral"): (a) accounts (including the Accounts), instruments, documents, chattel paper (including electronic chattel paper), general intangibles (including all payment intangibles and all other rights to payment), and any other obligations owing to you; (b) unpaid seller's rights (including rescission, repossession, replevin, reclamation and stoppage in transit); (c) rights to any inventory represented by the foregoing, including returned or repossessed goods; (d) reserves and credit balances arising hereunder; (e) guarantees, collateral, supporting obligations and letter of credit rights with respect to the foregoing; (0 insurance policies, proceeds or rights relating to the foregoing; (g) federal, state and local income tax refunds; (h) cash and non-cash proceeds of the foregoing; (i) Books and Records (defined in section 12 below) evidencing or pertaining to the foregoing; and U) all now existing and future patents and trademarks, including those registered in the United States Patent and Trademark Office, the goodwill of the business in connection therewith, and any and all proceeds, royalties and other fees which are or may become due therefrom or for the use thereof.. (It is understood that we shall have no obligation to perform in any respect, any contracts relating to any Accounts).

     10.2 You agree to comply with all applicable laws to perfect our security interest in collateral pledged to us hereunder, and to execute such documents as we may require to effectuate the foregoing and to implement this Agreement. You irrevocably authorize us to file financing statements and all amendments and continuations with respect thereto, all in order to create, perfect or maintain our security interest in the Collateral, and you hereby ratify and confirm any and all financing statement, amendments and continuations with respect thereto heretofore and hereafter filed by us pursuant to the foregoing authorization.




     11. OBLIGATIONS SECURED

     11. The security interest granted hereunder and any lien or security interest that we now or hereafter have in any of your other assets, collateral or property, secure the payment and performance of all of your now existing and future indebtedness and obligations to us, whether absolute or contingent, whether arising under this Agreement or any other agreement or arrangement between us, by operation of law or otherwise ("Obligations"). Obligations also include ledger debt (which means indebtedness for goods and services purchased by you from any party whose accounts receivable are factored or financed by us) ("Ledger Debt"), and indebtedness arising under any guaranty, credit enhancement or other credit support granted by you in our favor. Any reserves or balances to your credit and any other assets, collateral or property of yours in our possession constitutes security for any and all Obligations.


     12. BOOKS AND RECORDS AND EXAMINATIONS

     12. You agree: to make your records, files and books of account (including, without limitation, paper records, computer-based data, records or media, electronic records, tapes, discs, etc., and all programs and procedure manuals relating thereto) (all of the foregoing referred to herein as "Books and Records") available to us on request; to permit us to visit your premises during business hours to examine the same and to make copies or extracts thereof; and to conduct such examinations as we deem necessary. In order to cover costs and expenses we may incur in connection with any such examinations, we shall be entitled to charge you a fee of $750.00 for each day or part thereof for each examiner during which such examination is conducted, which fee shall be charged to your account, in addition to any out-of-pocket costs and expenses we incur as a result of conducting said examinations.

     13. INTEREST, FACTORING FEES OR COMMISSIONS AND OTHER CHARGES

     13.1 Interest shall be charged as of the last day of each month on the debit balance in your Funds-In-Use Account each day during that month. The amount that appears in your Funds-In-Use Account is the difference between the balance in your Accounts Receivable Account and the balance in your Client Position Account. Interest is charged as of the last day of each month based on the daily debit balances in your Funds In Use account for that month, at a rate equal to the sum of one percent (1%) plus the Chase Prime Rate (defined below). The Chase Rate is the per annum rate of interest publicly announced by The Chase Manhattan Bank in New York, New York from time to time as its prime rate. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers.) Any change in the rate of interest hereunder due to a change in the Chase Rate shall take effect as of the first of the month following such change in the Chase Rate. Interest shall be calculated based on a 360 day year. Interest shall be credited as of the last day of each month on any credit balance in your Funds-In-Use Account each day during that month, at a rate four percent (4%) per annum below the Chase Rate being used to calculate interest hereunder for the period. In no event, shall the rate charged hereunder exceed the highest rate permitted under applicable law. In the event, however, that we do receive interest hereunder in excess of the highest rate permissible, you agree that your sole remedy shall be to seek repayment of such excess, and you hereby waive any and all other rights and remedies which may be available to you under law or in equity.

     13.2 If you, as a client of ours, purchase goods or services from another client of ours and your payments on these invoices are not timely received, a late interest payment, at our then late interest rate, will be charged to your account with us and shall be deemed an Obligation under this Agreement.

     13.3 For our services hereunder, you will pay us a factoring fee or charge of one-quarter of one percent (.25%) of the gross face amount of all Accounts factored with us, but in no event less than $1.00 per invoice. All factoring fees or charges are due and charged to your account upon our purchase of the underlying Account. Commencing on even date herewith, if the actual factoring fees or charges paid to us by you during any Contract Year, is less than $100,000.00 ("Minimum Factoring Fees"), we shall charge your account as of the end of such Contract Year with an amount equal to the difference between the actual factoring fees or charges paid during such Period and said Minimum Factoring Fees. "Contract Year" shall mean the period ending on the last day of the month occurring one year from the date of this Agreement and each subsequent Contract Year shall be the twelve month period ending on the same day in each year thereafter.

     13.4 In addition to the foregoing, you shall pay all costs and expenses incurred by us in connection with the preparation, execution, administration and enforcement of this Agreement, including, without limitation, all reasonable fees and expenses attributable to the services of our attorneys (whether in-house or outside), all search fees and the cost of all public record filings. Furthermore, you shall pay to us a reasonable fee for: all special reports prepared by us at your request and all wire transfers. All such fees shall be charged to your account and may be changed by us from time to time upon notice to you. Notwithstanding the foregoing, in no event shall the fees for preparation and execution of this Agreement exceed $10,000 in the aggregate, plus all search and fling fees.

     13.5 In addition to the fees and charges under this Agreement, you and your affiliate, Bright Star Footwear, Inc., jointly and severally agree to pay us, as of the date hereof, a Documentation Fee, set forth in 13.4 above, in the amount of $10,000 in the aggregate, to compensate us for the use of our in-house legal department and facilities in documenting this Agreement.

     13.6 If any tax by any governmental authority (other than income and franchise taxes imposed on us which are not related to any transaction between
us) is or may be imposed on, or arises as a result of, any transactions between us, any sales made by you, or any inventory or goods relating to such sales, and we are or may be required to withhold or pay such tax and any interest or penalties related thereto, you shall indemnify and hold us harmless in respect thereof and pay to us the amount of any such tax, interest or penalties.




     14. TERMINATION

     14. Except as otherwise provided herein, you may terminate this Agreement for any reason whatsoever, but only as of an Anniversary Date, as defined herein, and then only by giving us at least sixty (60) days prior written notice of termination. We may terminate this Agreement for any reason whatsoever at any time by giving you written notice stating a termination date not less than sixty
(60) days from the date such notice is given, or immediately at any time without prior notice to you upon and after the occurrence of an Event of Default (as defined below). This Agreement continues uninterrupted unless terminated as herein provided. As used herein, the term "Anniversary Date" shall mean the last day of the month occurring three years from the date hereof or the same date in any year thereafter. In the event you terminate this Agreement prior to an Anniversary Date you shall pay to us and we shall be entitled to receive an amount equal to the difference between the actual commissions paid to us under paragraph 13.3 hereof and the aggregate of the Minimum Factoring Fees for the Contract Year during which this Agreement is terminated and each additional Contract Year occurring thereafter prior to the next Anniversary Date; provided however, no termination fees of any kind shall be imposed in the event of any replacement of this factoring agreement by us. Unless sooner demanded, all Obligations shall become due and payable upon termination of this Agreement and, pending a final accounting, we may withhold any balances in your account unless supplied with an indemnity satisfactory to us to cover all Obligations. All our rights, liens and security interests hereunder shall continue and remain in effect after termination of this Agreement, whether said termination is upon notice or as a result of the occurrence of an Event of Default, and you shall continue to assign accounts receivable to us and to remit to us all collections on accounts receivable, until all Obligations have been paid in full or we have been supplied with an indemnity satisfactory to us to cover all Obligations.

     15. EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT

     15.1 An "Event of Default" shall be deemed to have occurred under this Agreement upon: (a) the cessation of your business or the calling of a meeting of your creditors; (b) your failure to meet your debts as they mature; (c) the commencement by or against you of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (d) breach by you of any representation, warranty or covenant contained herein or in any other agreement between us; (e) your failure to pay any Obligation within five (5) days of the due date thereof or (0 the occurrence of an Event of Default under or termination of our Factoring Agreement with Bright Star.

     15.2 Upon and after the occurrence of an Event of Default, this Agreement may be terminated by us immediately at anytime, without notice to you, and all Obligations shall, at our option and without notice or demand of any kind (all of which you hereby expressly waive), become due and payable immediately. Further, we may remove, from any premises where the same may be located, any and all documents, instruments, Books and Records (and any receptacles or cabinets containing the same) pertaining to the Accounts or other collateral hereunder and/or we may use (at your expense) such of your personnel, supplies and space at your place of business or elsewhere, as may be necessary to properly administer and enforce our rights in the Accounts and any other collateral hereunder, and to facilitate the collection thereof and realization thereon. We may sell, assign or otherwise dispose of the Accounts and any returned, reclaimed or repossessed inventory, goods or other property relating thereto, whether held by you or by us, at public or private sale, for cash, on credit or otherwise, at such price and on such terms as we in our sole option and discretion may determine, and we may bid or become purchasers at any such sale, or acquire an interest in or dispose of said property. You hereby acknowledge that you have no right to notice, or to an accounting or right of redemption with respect to any such sale or other disposition of the aforesaid Accounts or aforesaid goods. With respect to any other property or collateral in which we have a security interest, we shall have all of the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code. If notice of intended disposition of any of said property or collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notice. The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, costs and expenses (including reasonable attorneys' fees) shall be applied by us to the payment or satisfaction of the Obligations, whether due or to become due, in such order as we may elect, and you shall remain liable to us for any deficiencies. Upon and after the occurrence of an Event of Default, or in the event of a termination of this Agreement by us, we are hereby authorized by you to notify postal authorities at any time to change the address for delivery of mail to you to such address as we may designate, and to receive and open mail addressed to you to enable us to carry out our rights under this Agreement.

     15.3 Anything contained herein to the contrary notwithstanding you shall have the right to terminate this Agreement without the imposition of any Minimum Factoring Fees or other termination fees if we have not offered you a term loan facility substantially on the terms set forth in our proposal letter of December 21, 2001 in the amount of not less $12,500,000 within ninety (90) days from the date first written above on the terms and conditions set forth therein.


     16. MISCELLANEOUS PROVISIONS

     16.1 This Agreement, and all attendant documentation, as the same may be amended from time to time, constitutes the entire agreement between us with regard to the subject matter hereof, and supersedes any prior agreements or understandings. Furthermore, unless specifically provided otherwise herein, this Agreement can be changed only by a writing signed by both of us, and shall bind and benefit each of us and our respective successors and assigns, provided, however, that you may not assign this Agreement or your rights hereunder without our prior written consent. Our failure or delay in exercising any right hereunder shall not constitute a waiver thereof or bar us from exercising any of our rights at anytime. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York Jurisdiction to be in New York County.

     16.2 If any provision of this Agreement (including, without limitation, any provision relating to charges constituting interest payable by you) is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.


     16.3 Paragraph headings are for convenience only and shall not be deemed to be a controlling part of this Agreement.


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




     17. JURY TRIAL WAIVER

     17. To the extent permitted by applicable law, you and we each hereby waive any right to a trial by jury in any action or proceeding arising directly or indirectly out of this Agreement, or any other agreement or transaction between us or to which we are both parties.

     If the foregoing is in accordance with, and accurately reflects, your understanding, please so indicate by signing and returning to us the original and one copy of this Agreement. This Agreement shall take effect as of the date set forth above, but only after being accepted below by one of our officers in New York, New York, after which, we shall forward your fully executed copy to you for your files.

                                         Very truly yours,

                                         THE CIT GROUP/COMMERCIAL SERVICES, INC.

                                         By:/s/ Richard Lyons
                                         -------------------------------------
                                         Name:  Richard Lyons
                                         Title: Vice President

Read and Agreed:

CANDIES, INC

By:/s/ Richard Danderline
-----------------------------------
Name:  Richard Danderline
Title: Executive Vice President



                                         Accepted at New York, New York
                                         THE CIT GROUP/COMMERCIAL SERVICES, INC.

                                         By:/s/ Jonathan A. Lucas
                                         -------------------------------------
                                         Name:  Jonathan A. Lucas
                                         Title: Senior Vice President